UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 8, 2012

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

AbbVie Indenture and Supplemental Indenture

On November 8, 2012, AbbVie Inc. (“AbbVie”), a wholly owned subsidiary of Abbott Laboratories (“Abbott”), entered into an indenture with U.S. Bank National Association as trustee (the “Trustee”) (as supplemented by Supplemental Indenture No.1, dated November 8, 2012 (the “Supplemental Indenture”), the “Indenture”), relating to the issuance by AbbVie of $3,500,000,000 aggregate principal amount of its 1.200% senior notes due 2015 (the “Fixed 2015 Notes”), $4,000,000,000 aggregate principal amount of its 1.750% senior notes due 2017 (the “2017 Notes”), $1,000,000,000 aggregate principal amount of its 2.000% senior notes due 2018 (the “2018 Notes”), $3,100,000,000 aggregate principal amount of its 2.900% senior notes due 2022 (the “2022 Notes”), $2,600,000,000 aggregate principal amount of its 4.400% senior notes due 2042 (the “2042 Notes” and together with the Fixed 2015 Notes, the 2017 Notes, the 2018 Notes and the 2022 Notes, the “Fixed Rate Notes”) and $500,000,000 aggregate principal amount of its floating rate senior notes due 2015 (the “Floating 2015 Notes”). The Fixed Rate Notes and the Floating 2015 Notes are collectively hereinafter referred to as the “Notes,” and each of the Fixed 2015 Notes, the 2017 Notes, the 2018 Notes, the 2022 Notes, the 2042 Notes and the Floating 2015 Notes, are hereinafter referred to as a “series” of Notes.

The Notes, except for $3,037,486,000 in aggregate principal amount of the 2022 Notes (the “Exchanged Notes”), were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and non-U.S. persons pursuant to Regulation S under the Securities Act (the “Private Placement”). The Exchanged Notes were issued by AbbVie to Abbott as partial consideration for the transfer to AbbVie of assets (including interests in intangible assets and stock of subsidiaries) used in connection with the proprietary pharmaceutical business of Abbott and its subsidiaries. Abbott then exchanged the Exchanged Notes with Morgan Stanley & Co. LLC (“Morgan Stanley”) in satisfaction and discharge of commercial paper that was previously issued by Abbott to Morgan Stanley. The Exchanged Notes were sold by Morgan Stanley in the Private Placement.

Abbott has guaranteed each series of Notes on an unsecured, unsubordinated basis, pursuant to a Guarantee, dated as of November 8, 2012, in favor of the Trustee for the holders of the Notes (the “Guarantee”). The Guarantee will terminate upon the previously announced distribution by Abbott of shares of AbbVie common stock to shareholders of Abbott.

AbbVie intends to use the net proceeds from the sale of the Notes (other than the Exchanged Notes) to make a cash distribution to Abbott, to pay related fees and expenses and for general corporate purposes. Abbott intends to use the proceeds it receives from AbbVie, in part, to fund its previously announced cash tender offers for certain of Abbott’s outstanding notes.

AbbVie may redeem all of the Notes of each series, other than the Floating 2015 Notes, at any time, and some of the Notes of each series, other than the Floating 2015 Notes, from time to time, at a redemption price equal to the principal amount of the Notes redeemed plus a make-whole premium. AbbVie may not redeem the Floating 2015 Notes prior to maturity.

Subject to certain qualifications and exceptions, the Indenture limits AbbVie’s ability and the ability of AbbVie’s subsidiaries to create or permit to exist mortgages with respect to principal domestic properties and to enter into sale and leaseback transactions with respect to principal domestic properties, and limits AbbVie’s ability to merge or consolidate with any other entity or convey, transfer or lease AbbVie’s properties and assets substantially as an entirety.

The Indenture also provides for certain events of default (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods), including, but not limited to, (i) failure to pay interest for 30 days, (ii) failure to pay principal when due, (iii) failure to perform, or breach of, any other covenant in the Indenture for 90 days after notice is given by the trustee or the holders of 25% of the outstanding principal amount and (iv) certain specified events of bankruptcy, insolvency or reorganization of AbbVie.

Purchase Agreement

The Notes were offered and sold pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of November 5, 2012, by and among AbbVie, Abbott as Guarantor, Morgan Stanley as Selling Noteholder and Morgan Stanley, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several purchasers named in Schedule I thereto as Initial Purchasers (the “Initial Purchasers”).

Registration Rights Agreement

On November 8, 2012, AbbVie, Abbott and the Initial Purchasers entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). AbbVie and Abbott agreed under the Registration Rights Agreement to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes and (ii) cause the registration statement to be declared effective under the Securities Act.

If the exchange offer is not completed on or before November 4, 2013, AbbVie will use its reasonable best efforts to file and to have declared effective a shelf registration statement relating to the resales of the Notes.

If AbbVie fails to satisfy this obligation (a “registration default”) under the Registration Rights Agreement, the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If the registration default is corrected, the applicable interest rate on the Notes will revert to the original level.

If AbbVie must pay additional interest, AbbVie will pay it to the holders of the Notes in cash on the same dates that it makes other interest payments on the Notes, until the registration default is corrected.

The preceding is a summary of the terms of the Indenture, the Supplemental Indenture, the Guarantee and the Registration Rights Agreement, and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 to this report, the Supplemental Indenture filed as Exhibit 4.2 to this report, the Guarantee filed as Exhibit 4.3 to this report and the Registration Rights

Agreement filed as Exhibit 4.4 to this report, each of which is incorporated herein by reference as though fully set forth herein.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits.  The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Exhibit

4.1	Indenture between AbbVie Inc. and U.S. Bank National Association, as Trustee, dated as of November 8, 2012.

4.2

Supplemental Indenture No. 1, dated as of November 8, 2012, to the Indenture dated as of November 8, 2012, between AbbVie Inc. and U.S. Bank National Association, as Trustee, dated as of November 8, 2012.

4.3	Guarantee by Abbott Laboratories in favor of U.S. Bank National Association as Trustee for the Holders of Certain Securities specified therein of AbbVie Inc., dated as of November 8, 2012.

4.4

Registration Rights Agreement, dated as of November 8, 2012, by and among AbbVie Inc., Abbott Laboratories, Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: November 15, 2012	By:	/s/ Thomas C. Freyman
Thomas C. Freyman Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Indenture between AbbVie Inc. and U.S. Bank National Association, as Trustee, dated as of November 8, 2012.

4.2

Supplemental Indenture No. 1, dated as of November 8, 2012, to the Indenture dated as of November 8, 2012, between AbbVie Inc. and U.S. Bank National Association, as Trustee, dated as of November 8, 2012.

4.3	Guarantee by Abbott Laboratories in favor of U.S. Bank National Association as Trustee for the Holders of Certain Securities specified therein of AbbVie Inc., dated as of November 8, 2012.

4.4

Registration Rights Agreement, dated as of November 8, 2012, by and among AbbVie Inc., Abbott Laboratories, Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the Initial Purchasers.